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                                                                    EXHIBIT 23.2








              Consent Of Independent Certified Public Accountants


The Board of Directors
Tuesday Morning Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                                    /s/ KPMG LLP

Dallas, Texas
March 29, 1999